Exhibit 28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 22, 2016 relating to the financial statements and financial highlights which appears in the September 30, 2016 Annual Report to Shareholders of the Gotham Absolute Return Fund, Gotham Absolute 500 Fund, Gotham Absolute 500 Core Fund, Gotham Enhanced Return Fund, Gotham Enhanced 500 Fund, Gotham Enhanced 500 Core Fund, Gotham Neutral Fund, Gotham Index Plus Fund, Gotham Index Core Fund, Gotham Hedged Plus Fund, Gotham Hedged Core Fund, Gotham Institutional Value Fund, Gotham Defensive Long Fund, Gotham Defensive Long 500 Fund and Gotham Total Return Fund, constituting fifteen separate portfolios of the FundVantage Trust. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements”, and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

January 30, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A of the Gotham Neutral 500 Fund and Gotham Enhanced S&P 500 Index Fund (two separate series of the FundVantage Trust).

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

January 30, 2017